1 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 AMD Financial Results First Quarter 2025 May 6, 2025

2 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Cautionary Statement This presentation contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD), such as the features, functionality, performance, availability, timing and expected benefits of future AMD products; AMD's large growth opportunities across diverse set of markets; AMD's data center AI accelerator opportunity; the integration of the ZT Systems' business and the expected benefits, synergies and growth to result therefrom; AMD's proposed sale of the ZT Systems’ manufacturing business; AMD’s expected second quarter 2025 financial outlook, including revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP Interest Expense/Other Income (Expense), net, non-GAAP tax rate and diluted share count; AMD’s large and compelling TAM; AMD’s ability to expand Data Center and AI leadership; AMD's financial and operating performance; the expected impact of the new export licensing requirement on AMD, including on its revenues; and AMD’s ability to drive long-term shareholder returns, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this presentation are based on current beliefs, assumptions and expectations, speak only as of the date of this presentation and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: impact of government actions and regulations such as export regulations, tariffs and trade protection measures, and licensing requirements; Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; Nvidia’s dominance in the graphics processing unit market and its aggressive business practices; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; long-term impact of climate change on AMD’s business; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes, the revolving credit agreement and the ZT Systems credit agreement; impact of acquisitions, joint ventures and/or strategic investments on AMD’s business and AMD’s ability to integrate acquired businesses, including ZT Systems; AMD's ability to sell the ZT Systems manufacturing business; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain qualified personnel; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. NON-GAAP Financial Measures In this presentation, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit and margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue percent, non- GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2025, AMD uses a projected non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance. The non-GAAP financial measures disclosed in this presentation should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the Appendices at the end of this presentation. This presentation also contains forward-looking non-GAAP measures concerning AMD’s financial outlook such as gross margin and operating expenses. These forward-looking non-GAAP measures are based on current expectations as of May 6, 2025, and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its forward-looking statements made in this presentation except as may be required by law.

3 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Our Journey Leadership Product Portfolio Expanding Customer & Partner Ecosystem Data Center and AI Growth Strong Financial Foundation

4 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 High Performance & Adaptive Computing Leadership Accelerating innovation in silicon architecture, advanced packaging and software Scaling compute engines from Cloud to Edge to Endpoints with leadership performance per watt Delivering flexibility, transparency and choice to Developers Computing partner of choice across AI, data center, embedded, PCs and gaming Leadership Foundational IP Breadth and Depth of Portfolio Open, Proven Software Ecosystem Deep, Collaborative Partnerships

5 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Large Growth Opportunities Across a Diverse Set of Markets Embedded Industry’s broadest portfolio of adaptive and embedded computing platforms Data Center Leadership performance and TCO across cloud, enterprise and AI workloads Client and Gaming High performance, energy efficient and AI-enabled premium PC and gaming experiences

6 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Announced Completion of Acquisition of ZT Systems on March 31, 2025 BRINGING TOGETHER WORLD-CLASS SILICON, SOFTWARE AND SYSTEMS DESIGN TO DELIVER RACK-SCALE AI SOLUTIONS Based on AMD CPU, GPU and networking silicon, open-source AMD ROCm software and rack-scale systems capabilities Full rack-scale AI solutions and system-level capabilities key factors in scaling AMD AI Instinct business ZT Systems design teams join the AMD Data Center Solutions business unit Received significant interest to acquire ZT Systems US-based manufacturing business Enabling new class of end-to-end AMD AI solutions Addressing significant data center AI accelerator market Leadership systems design expertise Manufacturing divestiture progress

7 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Revenue Q1 2025 Record first quarter revenue of $7.4 billion increased 36% y/y Revenue growth in both Data Center and Client and Gaming segments $5.5B $7.4B Q1 2024 Q1 2025

8 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Gross Margin Q1 2025 1. See Appendices for GAAP to Non-GAAP reconciliation GAAP Non-GAAP 1 47% 50% Q1 2024 Q1 2025 52% 54% Q1 2024 Q1 2025 Increase in gross margin primarily driven by higher Data Center segment revenue and a richer Ryzen processor mix

9 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Operating Income Q1 2025 GAAP Non-GAAP 1 Increase in operating income driven by higher revenue in the Data Center segment and the Client and Gaming segment Q1 2024 Q1 2025 $0.04B $0.8B 1. See Appendices for GAAP to Non-GAAP reconciliation $1.1B $1.8B Q1 2024 Q1 2025

10 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 • GAAP net income of $0.7 billion • GAAP EPS up significantly y/y, primarily driven by higher revenue and gross margin, partially offset by higher operating expenses Diluted Earnings Per Share Q1 2025 GAAP Non-GAAP 1 1. See Appendices for GAAP to Non-GAAP reconciliation $0.62 $0.96 Q1 2024 Q1 2025 $0.07 $0.44 Q1 2024 Q1 2025 • Non-GAAP net income of $1.6 billion • Non-GAAP EPS up 55% y/y, primarily driven by higher revenue and gross margin, partially offset by higher operating expenses

11 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Q1 2025 Summary P&L | GAAP $ in millions, except per share data and % Q1'25 Q1'24 Y/Y Q4'24 Q/Q Revenue $7,438 $5,473 Up 36% $7,658 Down 3% Gross Profit $3,736 $2,560 Up 46% $3,882 Down 4% Gross Margin 50% 47% Up 3 ppts 51% Down 1 ppt Operating Expenses $2,930 $2,524 Up 16% $3,011 Down 3% Operating Expense/Revenue % 39% 46% Down 7% 39% Flat Operating Income $806 $36 Up 2,139% $871 Down 7% Operating Margin 11% 1% Up 10 ppts 11% Flat Net Income $709 $123 Up 476% $482 Up 47% Diluted Earnings Per Share $0.44 $0.07 Up 529% $0.29 Up 52%

12 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Q1 2025 Summary P&L | NON-GAAP1 $ in millions, except per share data and % Q1'25 Q1'24 Y/Y Q4'24 Q/Q Revenue $7,438 $5,473 Up 36% $7,658 Down 3% Gross Profit $3,992 $2,861 Up 40% $4,140 Down 4% Gross Margin 54% 52% Up 2 ppts 54% Flat Operating Expenses $2,213 $1,728 Up 28% $2,114 Up 5% Operating Expense/Revenue % 30% 32% Down 2% 28% Up 2% Operating Income $1,779 $1,133 Up 57% $2,026 Down 12% Operating Margin 24% 21% Up 3 ppts 26% Down 2 ppts Net Income $1,566 $1,013 Up 55% $1,777 Down 12% Diluted Earnings Per Share $0.96 $0.62 Up 55% $1.09 Down 12% 1. See Appendices for GAAP to Non-GAAP reconciliation

13 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Q1 2025 Segment Results $ in millions Q1’25 Q1’24 Y/Y Q4’24 Q/Q Data Center Net Revenue $3,674 $2,337 Up 57% $3,859 Down 5% Operating Income $932 $541 Up 72% $1,157 Down 19% Client & Gaming Net Revenue $2,941 $2,290 Up 28% $2,876 Up 2% Operating Income $496 $237 Up 109% $496 Flat Embedded Net Revenue $823 $846 Down 3% $923 Down 11% Operating Income $328 $342 Down 4% $362 Down 9%

14 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 1. Increase in balances due to $1.5 billion of debt raised and $950 million of commercial paper issued during Q1’25 associated with the acquisition of ZT Systems which was completed on March 31, 2025 2. See Appendices for GAAP to Non-GAAP reconciliation $ in millions Q1’25 Q4’24 Q/Q Cash, Cash Equivalents and Short-term Investments1 $7,310 $5,132 Up 42% Accounts Receivable, Net $5,443 $6,192 Down 12% Inventories $6,416 $5,734 Up 12% Total Debt1 $4,164 $1,721 Up 142% Q1 2025 Summary Balance Sheet Items Cash from operations $939 million; free cash flow $727 million2 Repurchased $749 million of common stock

Data Center Segment Q1 2025

Revenue



$3.7B
$2.3B
Q1 2024
Q1 2025

Revenue
$3.7 Billion
Up 57% y/y

Driven primarily by growth in AMD EPYC™ CPU and AMD Instinct GPU sales

Operating Margin



23%
25%
Q1 2024
Q1 2025

Operating Income
$932 Million
vs. $541 Million a year ago

Primarily driven by higher revenue

Strategic Highlights

AMD EPYC · AMD INSTINCT · AMD PENSANDO

- Partnering with Oracle to deploy a large-scale cluster powered by MI355X accelerators and 5th Gen EPYC processors
- Released ROCm 6.4 with performance and feature updates; now delivering ready to deploy inferencing and training containers on bi-weekly basis
- Core42 announced it is broadly deploying AMD Instinct GPU technology to create one of France's most powerful AI compute facilities
- AMD, Jio Platforms Limited, Cisco and Nokia announced the formation of a new Open Telecom AI Platform
- Siemens launched latest Software Defined Vehicle solution powered by EPYC CPUs and Radeon™ PRO GPUs on Azure significantly accelerating automotive design and validation
- Next-gen MI350 series Instinct GPUs on track to begin accelerated production by mid-2025

15 | Q1 2025 FINANCIAL RESULTS – May 6, 2025

AMD together we advance_

16 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Client and Gaming Segment Q1 2025 10% 17% Q1 2024 Q1 2025 Revenue Primarily driven by a richer mix and strong demand for latest “Zen 5” AMD RyzenTM processors Operating Margin Primarily driven by higher revenue and a richer Ryzen processor mix Revenue $2.9 Billion Up 28% y/y Operating Income $496 Million vs. $237 Million a year ago Client $1.4B Client $2.3B Gaming $0.9B Gaming $0.6B Q1 2024 Q1 2025 Strategic Highlights • Launched 16-core Ryzen 9950X3D processor expanding AMD leadership desktop CPU portfolio • PC OEMs launched first notebooks powered by new high-end Ryzen AI Max+ and first mainstream Ryzen AI 7 and 5 300 series processors for gaming, ultrathin and commercial notebooks • Launched Radeon 9070 series to strong demand as new RDNATM 4 architecture delivers leadership performance for mainstream gamers • Introduced FSR4, first machine learning-based upscaling and frame generation technology delivering higher frame rates and immersive gaming experiences $2.3B $2.9B

Embedded Segment Q1 2025

Revenue


$0.8B
$0.8B
Q1 2024
Q1 2025

Revenue
$823 Million
Down 3% y/y

Primarily due to mixed end market demand

Operating Margin


41%
40%
Q1 2024
Q1 2025

Operating Income
$328 Million
vs. $342 Million a year ago

Primarily due to lower revenue

Strategic Highlights

AMD VERSAL
AMD ALVEO
AMD ZYNQ
AMD EPYC Embedded
AMD RYZEN Embedded

- AWS launched new FPGA-accelerated instances powered by EPYC processors with AMD Virtex™ FPGAs optimized for data and compute-intensive workloads
- Completed initial shipments of Spartan™ UltraScale+™ FPGAs and 2nd-Gen Versal™ AI Edge SoCs to meet growing demand for AI at the edge
- Launched EPYC Embedded 9005 series processors; powering IBM's latest storage scale system 6000 and the latest generation Cisco high-end firewalls
- Launched Vitis™ software suite with expanded support for the latest AI models

17 | Q1 2025 FINANCIAL RESULTS – May 6, 2025

AMD
together we advance_

18 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Financial Outlook – NON-GAAP1 1. See Cautionary Statement on Slide 2. These forward-looking outlook statements and non-GAAP measures are based on current expectations as of May 6, 2025, and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law. All items, except revenue, are on a non-GAAP basis. Adjustments to arrive at the GAAP financial outlook typically include stock-based compensation, amortization of acquired intangible assets, income tax provision, and other non-recurring items such as impairment charges and acquisition-related costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. 2. Q2’25 estimated Non-GAAP gross margin includes the expected impact of approximately $800 million in charges for inventory and related reserves related to the U.S. government's implementation of new export controls, which was previously disclosed in AMD's Current Report on Form 8-K filed on April 16, 2025. 3. Q2’25 estimated diluted share count includes 9 million of shares related to the acquisition of ZT Systems which was completed on March 31, 2025. Refer to Diluted Share Count overview in the Appendices. Q2’25 Revenue ~$7.4 Billion, +/- $300 Million Gross Margin2 ~43%, including $800M inventory charge; ~54%, excluding this one-time charge Operating Expenses ~$2.3 Billion Interest Expense/Other Income (Expense), net ~$(5) Million Effective Tax Rate ~13% of pre-tax income Diluted Share Count3 ~1.64 Billion shares

19 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Q1 2025 Summary1 1. See Appendices for GAAP to Non-GAAP reconciliation Significant y/y Revenue and EPS Growth Driven by Higher AMD Instinct, EPYC and Ryzen Processor Sales Revenue $7.4B Up 36% y/y Gross Margin 50% Non-GAAP Gross Margin 54% Data Center Segment Revenue $3.7B Up 57% y/y Diluted EPS $0.44 Non-GAAP Diluted EPS $0.96

20 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Corporate Responsibility at AMD Environmental Advancing environmental solutions in our products, supply chain and operations, while accelerating energy efficiency for IT users Social Fostering a culture of diversity, belonging and inclusion, partnering with suppliers and positively impacting our communities Governance Integrating corporate responsibility and governance across product design, supply chain, operations and external engagement

21 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Our Momentum DRIVING LONG-TERM SHAREHOLDER RETURNS Large and Compelling TAM Expanding Data Center and AI Leadership World-Class Execution and Focus Strong Balance Sheet Technology Leadership

Appendices

Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin

$ in millions, except % (Unaudited)	Q1'25	Q1'24	Q4'24
GAAP gross profit	$3,736	$2,560	$3,882
GAAP gross margin	50%	47%	51%
Stock-based compensation	5	6	6
Amortization of acquisition-related intangibles	251	230	252
Inventory loss at contract manufacturer (2)	-	65	-
Non-GAAP gross profit	$3,992	$2,861	$4,140
Non-GAAP gross margin	54%	52%	54%

Reconciliation of GAAP to Non-GAAP Operating Expenses

$ in millions, except % (Unaudited)	Q1'25	Q1'24	Q4'24
GAAP operating expenses (4)	$2,930	$2,524	$3,011
GAAP operating expenses/revenue %	39%	46%	39%
Stock-based compensation	359	365	333
Amortization of acquisition-related intangibles	316	392	332
Acquisition-related and other costs (1)	42	39	46
Restructuring charges (3)	-	-	186
Non-GAAP operating expenses (4)	$2,213	$1,728	$2,114
Non-GAAP operating expenses/revenue %	30%	32%	28%

(1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments, certain compensation charges, contract termination costs and workforce rebalancing charges.
(2) Inventory loss at contract manufacturer is related to an incident at a third-party contract manufacturing facility.
(3) Restructuring charges are related to the 2024 Restructuring Plan which comprised of employee severance charges and non-cash asset impairments.
(4) Effective first quarter of 2025, licensing gain amounts were reclassified against Marketing, general and administrative expenses as the amounts were immaterial.

22 | Q1 2025 FINANCIAL RESULTS – May 6, 2025

AMD
together we advance_

23 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Appendices $ in millions, except % (Unaudited) Q1’25 Q1’24 Q4’24 GAAP operating income $806 $36 $871 GAAP operating margin 11% 1% 11% Stock-based compensation 364 371 339 Amortization of acquisition-related intangibles 567 622 584 Acquisition-related and other costs (1) 42 39 46 Inventory loss at contract manufacturer (2) - 65 - Restructuring charges (3) - - 186 Non-GAAP operating income $1,779 $1,133 $2,026 Non-GAAP operating margin 24% 21% 26% Reconciliation of GAAP Operating Income to Non-GAAP Operating Income (1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments, certain compensation charges, contract termination costs and workforce rebalancing charges. (2) Inventory loss at contract manufacturer is related to an incident at a third-party contract manufacturing facility. (3) Restructuring charges are related to the 2024 Restructuring Plan which comprised of employee severance charges and non-cash asset impairments.

Appendices

Reconciliation of GAAP to Non-GAAP Net Income / Diluted Earnings Per Share

$ in Millions, except per share data (Unaudited)	Q1'25		Q1'24		Q4'24	
GAAP net income / diluted earnings per share	$709	$0.44	$123	$0.07	$482	$0.29
(Gains) losses on equity investments, net	2	-	3	-	-	-
Stock-based compensation	364	0.22	371	0.23	339	0.21
Equity income in investee	(7)	-	(7)	-	(12)	(0.01)
Amortization of acquisition-related intangibles	567	0.35	622	0.38	584	0.36
Acquisition-related and other costs (1)	42	0.03	39	0.02	46	0.03
Inventory loss at contract manufacturer (2)	-	-	65	0.04	-	-
Restructuring charges (3)	-	-	-	-	186	0.11
Income tax provision	(111)	(0.08)	(203)	(0.12)	152	0.10
Non-GAAP net income / diluted earnings per share	$1,566	$0.96	$1,013	$0.62	$1,777	$1.09
Shares used in earnings per share calculation						
Shares used in per share calculation (GAAP and Non-GAAP)		1,626		1,639		1,634

(1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments, certain compensation charges, contract termination costs and workforce rebalancing charges.
(2) Inventory loss at contract manufacturer is related to an incident at a third-party contract manufacturing facility.
(3) Restructuring charges are related to the 2024 Restructuring Plan which comprised of employee severance charges and non-cash asset impairments.

24 | Q1 2025 FINANCIAL RESULTS – May 6, 2025

AMD together we advance_

25 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Appendices Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow $ in millions, except % (Unaudited) Q1’25 GAAP net cash provided by operating activities $939 Operating cash flow margin % 13% Purchases of property and equipment (212) Free cash flow $727 Free cash flow margin % 10%

26 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Appendices Share Count Overview The table above provides actual share count for Q1’25 and an estimate of share count to use when calculating GAAP and non-GAAP diluted earnings per share for Q2’25. (1) Share counts are weighted average shares. (2) The dilutive impact of employee equity grants is based on the Treasury Stock method and is dependent upon the average stock price during the period. The Q1’25 average stock price was $111.67. The Q1’25 average stock price of $111.67 was assumed for Q2’25 average stock price estimates. (3) Q2’25 estimated diluted share count includes 9 million of shares related to the acquisition of ZT Systems which was completed on March 31, 2025. Shares (millions) (1) Q1’25 Q2’25 Actual Estimate Basic shares 1,620 1,627 Dilutive impact from employee equity grants (2) 6 8 Diluted shares (3) 1,626 1,635

27 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025 Endnotes STX-04: Based on AMD product specifications and competitive products announced as of May 2024. AMD RyzenTM AI 300 Series processors’ NPU offer up to 50 peak TOPS. AI PC is defined as a laptop PC with a processor that includes a neural processing unit (NPU). STX-04. GD-220c: RyzenTM AI is defined as the combination of a dedicated AI engine, AMD RadeonTM graphics engine, and Ryzen processor cores that enable AI capabilities. OEM and ISV enablement is required, and certain AI features may not yet be optimized for Ryzen AI processors. Ryzen AI is compatible with: (a) AMD Ryzen 7040 and 8040 Series processors except Ryzen 5 7540U, Ryzen 5 8540U, Ryzen 3 7440U, and Ryzen 3 8440U processors; (b) AMD Ryzen AI 300 Series processors, and (c) all AMD Ryzen 8000G Series desktop processors except the Ryzen 5 8500G/GE and Ryzen 3 8300G/GE. Please check with your system manufacturer for feature availability prior to purchase. GD-220c.

28 | | Q1 2025 FINANCIAL RESULTS – May 6, 2025